EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of  Victory Portfolios II, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of  Victory Portfolios II for the period ended December 31, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Victory Portfolios II for the stated period.

/s/ Christopher K. Dyer		/s/ Christopher A. Ponte
Christopher K. Dyer		Christopher A. Ponte
President, Victory Portfolios II		Treasurer, Victory Portfolios II

Dated:	February 24, 2017	Dated:	February 24, 2017

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Victory Portfolios II for purposes of Section 18 of the Securities Exchange Act of 1934.